UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2018

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2018, General Electric Company (“GE”) entered into unsecured revolving credit facilities with three separate banking organizations, with initial aggregate principal commitment amounts of up to $5 billion, $4 billion and $4 billion, respectively (each, an “Operating Line”). Each of the Operating Lines matures on January 15, 2020, and any borrowings under the facilities are repayable prior to such date, in whole or in part, without premium or penalty at the election of GE. Extensions of credit under each of the Operating Lines may be utilized by GE for working capital or any other general corporate purposes. Each of the Operating Lines is also subject to mandatory repayment provisions and commitment reductions in connection with specified incurrences and issuances of debt and equity by GE or its subsidiaries, as well as with a portion of industrial business disposition proceeds. At this time, GE has made no borrowings under the Operating Lines.

Item 8.01 Other Events.

On January 16, 2018, GE provided an update on the previously reported review of premium deficiency assumptions related to GE Capital’s run-off insurance business (North American Life and Health (“NALH”)). With the completion of that review, and of NALH’s annual premium deficiency test, GE recorded an increase in future policy benefit reserves of $8.9 billion and $0.6 billion of related intangible asset write-off for the fourth quarter of 2017. This will result in a $6.2 billion charge ($7.5 billion upon remeasurement under tax reform) on an after-tax GAAP basis to GE’s earnings in the fourth quarter of 2017.

As a regulated insurance business, NALH is subject to a statutory accounting framework for setting reserves that requires the modification of certain assumptions to reflect moderately adverse conditions and other differences from the reserve calculation under GAAP. Under that framework, we estimate that GE Capital will need to contribute approximately $15 billion of capital to NALH over the next seven years. GE Capital plans to make a first capital contribution of approximately $3 billion in the first quarter of 2018 and expects to make further contributions of approximately $2 billion per year in each of the six following years, subject to ongoing monitoring by NALH’s primary regulator, the Kansas Insurance Department. GE Capital plans to fund the capital contributions with its excess liquidity and other GE Capital portfolio actions and does not expect to make a common share dividend distribution to GE for the foreseeable future.

GE also announced that it plans to take actions to make GE Capital smaller and more focused, including a substantial reduction in the size of GE Capital’s Energy Financial Services and Industrial Finance businesses. Those actions are estimated to result in goodwill and other asset impairment charges of approximately $1.8 billion on an after-tax basis in the fourth quarter of 2017.

Caution Concerning Forward-Looking Statements

Our public communications and SEC filings may contain "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our intention to exit $20 billion or more of assets in 2018 and 2019; charges and capital contributions that may be required in connection with GE Capital’s run-off insurance operations, and related GE Capital portfolio actions; revenues; organic growth; cash flows and cash conversion, including the impact of working capital, contract assets and pension funding contributions; earnings per share, including the impact of the new revenue recognition accounting standard; growth and productivity associated with our Digital and Additive businesses; profit margins; cost structure and plans to reduce costs; restructuring, goodwill impairment or other financial charges; tax rates; transaction-related synergies, proceeds and gains; returns on capital and investment; capital allocation, including liquidity, organic investment, dividends and other priorities; or capital structure and access to funding, including credit ratings, debt-to-earnings ratios and leverage.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: our execution of Industrial and GE Capital business or asset dispositions, including sale prices, the timing of disposition proceeds and potential trailing liabilities; the amount and timing of our Industrial cash flows and earnings, which may be impacted by customer, competitive, contractual and other dynamics and conditions; our capital allocation plans, as such plans may change including with respect to the timing and amount of GE dividends, organic investments, including research and development, investments in Digital and capital expenditures, pension funding contributions, acquisitions, joint ventures and other strategic actions; our ability to maintain our current short- and long-term credit ratings and the impact on our funding costs and competitive position if we do not do so; changes in law, economic and financial conditions, including tax reform, interest and exchange rate volatility, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on GE Capital’s ability to sell financial assets, the availability and cost of GE Capital funding and GE Capital’s exposure to counterparties; pending and future mortgage loan repurchase claims, other litigation claims and the U.S. Department of Justice’s investigation under the Financial

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Institutions Reform, Recovery and Enforcement Act of 1989 and other investigations in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to launch new products in a cost-effective manner; our ability to increase margins through restructuring and other cost reduction measures; our ability to convert pre-order commitments/wins into orders/bookings; the price we realize on orders/bookings since commitments/wins are stated at list prices; customer actions or market developments such as early aircraft retirements, reduced demand for equipment and services in the energy markets in which we operate or shifts in the competitive landscape for our products and services, changes in economic conditions, including oil prices, and other factors that may affect the level of demand and financial performance of the major industries and customers we serve; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of WMC, Alstom and other investigative and legal proceedings; our success in completing, including obtaining regulatory approvals and satisfying other closing conditions for, announced transactions, such as our announced plan to sell our Transportation, Industrial Solutions and Current & Lighting businesses or other dispositions that we may pursue; our success in integrating acquired businesses and operating joint ventures, and our ability to realize revenue and cost synergies from announced transactions, acquired businesses and joint ventures, including Alstom and Baker Hughes, a GE company; the impact of potential information technology, cybersecurity or data security breaches; the other factors that are described in “Forward-Looking Statements” in Baker Hughes, a GE company’s, most recent earnings release or SEC filing; and the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: January 16, 2018	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities & Finance Counsel

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